1ST AMENDMENT

                       Dated as of June 30, 1995

                                  TO

                            NOTE AGREEMENT

                       Dated as of June 1, 1995

THIS AMENDMENT, dated as of June 30, 1995 is entered into between Orbital Sciences Corporation, a Delaware corporation (the "Company") and The Northwestern Mutual Life Insurance Company (the "Purchaser").

                               RECITALS

The Company and the Purchaser are parties to a Note Agreement dated as of June 1, 1995 (the "Note Agreement"). The parties now desire to amend the Note Agreement in certain respects so as to adjust certain financial tests. In addition, the Company is in default with respect to one covenant under the Note Agreement and has requested that the Purchaser grant a waiver with respect to such default;

NOW, THEREFORE, in consideration of the premises and the mutual agreements of the parties herein contained, the parties agree as follows:

                        ARTICLE I - AMENDMENTS

1.1 Section 5.8. Section 5.8 of the Note Agreement is amended to read in its entirety as follows:

Section 5.8 Fixed Charges Coverage Ratio. The Company will at all times keep and maintain the Fixed Charges Coverage Ratio at not less than:

          DURING THE PERIOD         MINIMUM RATIO LEVEL

          Closing Date through      1.25 to 1.00
          March 31, 1996

          April 1, 1996 and         1.50 to 1.00;
          thereafter

provided, however that (i) at all times on and before December 31, 1995, the Fixed Charges Coverage Ratio shall be calculated to take into effect the FAS Adjustment and (ii) at all times on and before March 31, 1996, the Fixed Charge Coverage Test shall be calculated to take into effect the Pegasus Adjustment.

1.2. Definitions. The following two new definitions shall be inserted into Section 8. Interpretation of Agreement: Definitions in their appropriate alphabetical order.

"FAS Adjustment" shall mean an amount equal to the amount set forth in the financial statements of the Company as at March 31, 1995 (as restated) to reflect charges resulting from the Company's revaluation of assets relating to its Transport Orbit Stage a/k/a Orbit Transfer Stage line of business in connection with the Company's adoption of Financial Accounting Standard 121, but in no event shall such amount exceed $4,200,000. The FAS Adjustment shall be excluded from the calculatlon of Adjusted Consolidated Operating Earnings for the period set forth in Section 5.8.

"Pegasus Adjustment" shall mean an amount equal to the amount recorded in the Company's financial statements as at June 30, 1995 to reflect additional costs associated with and reserves taken in connection with the failed launch of the Pegasus XL Space Launch Vehicle on June 21, 1995, but in no event shall such amount exceed $4,500,000. The Pegasus Adjustment shall be excluded from the calculation of Adjusted Consolidated Operating Earnings for the period set forth in Section 5.8.

                          ARTICLE ll - WAIVER

Purchaser hereby waives through June 30, 1995 (but not after such date) any noncompliance by the Company with the provisions of Section 5.8 of the Note Agreement.

                       ARTICLE lll - WARRANTIES

To induce the Purchaser to enter into this Amendment, the Company (i) warrants to the Purchaser that no Default or Event of Default exists which will not be cured by this Amendment becoming effective and (ii) restates and reaffirms all of the representations and warranties set forth in Exhibit B to the Note Agreement.

                         ARTICLE IV - GENERAL

4.1 Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Purchaser of a counterpart of this Amendment executed by both parties.

4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

4.3 Reaffirmation. As herein amended, the Note Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

4.4 Definitions and References. Terms used but not otherwise defined herein are used herein as defined in the Note Agreement.

4.5 References. On and after the effective date hereof, each reference to the Note Agreement therein and in any and all agreements, instruments, or other documents executed pursuant to or in connection with the Note Agreement shall be deemed to mean the Note Agreement as amended hereby.

4.6 Successors and Assigns. This Amendment shall be binding upon the Company and the Purchaser and their respective successors and assigns, and shall inure to the benefit of the Company and the Purchaser and the respective successors and assigns of the Purchaser.

4.7 Sole Holder. Purchaser is the sole Holder of the Notes and has the power and authority to execute this Amendment pursuant to Section 7 of the Note Agreement.

Executed by and between the parties as of the date set forth above.

                              ORBITAL SCIENCES CORPORATION

                                /s/ Kenneth H. Sunshine

                              By:  Kenneth H. Sunshine
                              Its:  Treasurer

                              THE NORTHWESTERN MUTUAL LIFE
                              INSURANCE COMPANY

                                 /s/  A. Kipp Koester
                              By:  A. Kipp Koester
                              Its:  Vice President